                                                                      Exhibit 11

                         COMPUTATION OF PER SHARE DATA
                                  (UNAUDITED)

                                                            Nine Months Ended           Three Months Ended
                                                      ----------------------------     -----------------------
                                                        July 1,          July 2,         July 1,      July 2,
                                                          1995            1994             1995        1994
                                                      -----------      -----------     -----------   ---------
Income (loss) from continuing operations              $ 1,792,000      $ 3,054,000     $  (743,000)  $1,051,000
Income from discontinued operations                             -          466,000               -            -
Cumulative change in accounting principle                       -       14,128,000               -            -
                                                      -----------      -----------     -----------   ----------

    NET INCOME (LOSS)                                 $ 1,792,000      $17,648,000     $  (743,000)  $1,051,000
                                                      ===========      ===========     ===========   ==========

Primary:
Weighted average number of common shares outstanding   15,219,969       14,292,915/a/   16,315,999   14,357,481/a/

Shares issuable upon conversion of  Series A
 Convertible Preferred Stock                            1,066,465/c/     1,104,887       1,066,465/c/ 1,104,887

Shares issuable upon exercise of dilutive stock
  options and warrants - net of shares assumed to
  be repurchased (at the average market price for
  the period) from exercise proceeds                      497,968          853,672/a/                  430,004/a/
                                                      -----------      -----------     -----------   ----------

Shares used for computation                            16,784,402       16,251,474/a/   17,382,464   15,892,372/a/
                                                      ===========      ===========     ===========   ==========

Income (loss) per share of common stock (primary):
  Continuing operations                               $       .11      $       .19/a/  $      (.04)  $      .07
  Discontinued operations                                       -              .03               -            -
  Change in accounting principle                                -              .87/a/            -            -
                                                      -----------      -----------     -----------   ----------

      NET INCOME (LOSS)                               $       .11      $      1.09/a/  $      (.04)  $      .07
                                                      ===========      ===========     ===========   ==========

Assuming full dilution:
Weighted average number of common shares
  outstanding                                          15,219,969       14,292,915/a/   16,315,999   14,357,481/a/

Shares issuable upon conversion of Series A
  Convertible Preferred Stock                           1,066,465/c/        1,104,887   1,066,465/c/  1,104,887

Shares issuable upon exercise of dilutive stock
  options and warrants - net of shares assumed to be
  repurchased (at the higher of period-end market
  price or the average market price for the period)
  from exercise proceeds                                  563,580          853,672/a/                  430,004/a/
                                                      -----------      -----------     -----------   ---------

Shares used for computation                            16,850,014       16,251,474/a/   17,382,464   15,892,372/a/
                                                      ===========      ===========     ===========   ==========

Income (loss) per share of common stock
  (assuming full dilution): /b/
  Continuing operations                               $       .11      $       .19/a/  $      (.04)  $     .07
  Discontinued operations                                       -              .03               -           -
  Change in accounting principle                                -              .87/a/            -           -
                                                      -----------      -----------     -----------   ---------
     NET INCOME (LOSS)                                $       .11      $      1.09/a/  $      (.04)  $     .07
                                                      ===========      ===========     ===========   =========


/a/ Revised to correct weighted average number of shares outstanding and, where applicable, corresponding earnings per share calculations.
/b/ Not presented because dilution is less than 3 percent from primary amounts. /c/ Assumes mandatory conversion of preferred shares on July 31, 1995 to 1.1 share of common stock.

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